TRADE MARK LICENSE AGREEMENT

This Agreement is entered into this July 30, 2005 by and between

POSITRON CORPORATION, with its registered office at 1304 Langham Creek Drive Suite 300, Houston, TX 77084, USA (hereinafter referred to as "Positron")

of the one part

and

NEUSOFT POSITRON MEDICAL SYSTEMS CO., LTD., with its registered office at No. 2 Xinxiu Street, Hun Nan New District, Shenyang, PRC (hereinafter referred to as the "Company")

of the other part.

WHEREAS, Positron is the registered proprietor of the trademarks as specified in Annex A hereto (hereinafter referred to as the "Trade Marks") globally (hereinafter referred to as the "Territory");

WHEREAS, the Company is a joint venture between Positron as one party and Neusoft Medical System Co., Ltd. of the People’s Republic of China as another party, established pursuant to a joint venture contract concluded on the 30th day of July, 2005 (the “J.V. Contract”).

WHEREAS, the Company desires to use the Trade Marks in the Territory upon or in relation to Product(s) as specified in the J. V Contract (hereinafter referred to as “the Products”) for which the Trade Marks have been registered, respectively in relation to the services to be rendered with respect to the Products (hereinafter referred to as the "Services"), and

WHEREAS, the Company shall observe the standards of quality set by Positron in regard to the products manufactured and/or sold by them as well as the services rendered by them; and

WHEREAS, Positron is prepared to grant the Company the right to use the Trade Marks upon the terms and conditions hereinafter set forth.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

Clause 1

Positron herewith grants to the Company a non-exclusive and indivisible right not capable of being transferred, sublicensed or encumbered, either voluntarily or by law, to use the Trade Marks in the Territory in connection with and in support of its business in relation to the Products respectively Services.

TRADE MARK LICENSE AGREEMENT

It is expressly understood that the Company's right to use the Trade Marks shall be royalty-free other than as provided for in the J.V. Contract and shall not be extended to products other than the Products.

Clause 2

Positron will take the necessary steps to have this Agreement registered with the Trademark Office and the Company shall render all necessary assistance.

Clause 3

The Company shall always strictly comply with the instructions, directions and specifications which Positron or its representatives may give from time to time with regard to the quality, manufacture, packing, advertising and promotion of the Products which the Company shall put on the market or supply under the Trade Marks and with regard to the quality and advertising of the Services which the Company shall render, as well as with respect to the appearance and way of use of the Trade Marks on the Products and the packaging material thereof. Unless expressly approved by Positron, the Company shall refrain from using the Trade Marks in combination and/or simultaneously with any other trade mark(s) whatsoever.

The Company shall allow Positron or its representatives to enter its premises at all reasonable times in order to check the observance of the stipulations of this Agreement and upon Positron' request the Company agrees to supply free of charge samples of the Products to be delivered under the Trade Marks and of packaging material, advertising and promotional material, and stationery.

The Company shall also enable Positron or its representatives to check whether the Services rendered by it are in conformity with the stipulations of this Agreement.

Clause 4

If the Company does not strictly adhere to the instructions, directions and specifications mentioned in Clause 3, or if any other circumstances whatsoever should occur under which the rights granted under this Agreement could in any way endanger Positron's rights to the Trade Marks, then Positron shall be entitled at its option to forthwith revoke or suspend by notice in writing the Company's rights, in whole or in part, to use the Trade Marks, without prejudice to Positron's right to claim complete indemnification.

Under no circumstances shall the Company be entitled to claim any indemnification as a result of the suspension or revocation of this Agreement pursuant to this Clause 4.

Clause 5

The Company hereby undertakes both during the period of this Agreement and thereafter at the request of Positron to render to Positron all assistance which Positron may require from time to time in respect of the defence of its rights in the Trade Marks, including registration and/or maintenance thereof, and especially in the event of Positron proceedings against third parties infringing or having infringed the rights and titles of Positron in respect of the Trade Marks.

TRADE MARK LICENSE AGREEMENT

The Company shall report to Positron promptly any infringement of Positron's rights in the Trade Marks of which it gets knowledge. Positron shall in its entire discretion decide whether or not proceedings shall be conducted against the infringing party and shall assume responsibility therefor and control all handling, defence or settlement thereof.

In the event of any claim or litigation by a third party against the Company alleging that the use of the Trade Marks infringes any right of such third party, the Company shall promptly give notice of such claim or litigation to Positron, and Positron shall assume responsibility therefor and control all handling, defence or settlement thereof.

Clause 6

The Company shall not during the period of this Agreement or thereafter become entitled, whether by implication or otherwise, to the Trade Marks nor claim to be the owner thereof, nor by way of use or registration establish title to similar trade marks.

Clause 7

This Agreement shall become effective as from the date Parties complete the signing of the Agreement and shall continue as long as the J.V. Contract will remain in force, provided always that either party shall be entitled to cancel and revoke this Agreement giving three months notice in writing.

Notwithstanding what has been provided for in the first para-graph of this Clause 7, this Agreement may at any time be forthwith terminated by Positron, in the event of the control, management, or owners-hip of the Company or its business pas-sing into hands other than those now exerci-sing or entitled to the same, either voluntarily or by law.

Under no circumstances shall the Company be entit-led to claim any indemnification as a result of the termination of this Agreement pursuant to this Clause 7.

All disputes arising out of or in connection with this Agreement shall be submitted to the competent courts in the People’s Republic of China. This Agreement shall be construed and have effect as an Agreement made in the People’s Republic of China and according to the Laws of the People’s Republic of China.

Clause 8

Upon termination of this Agreement Positron shall be entitled to procure immediate cancellation of any registration of the rights granted to the Company under this Agreement and the Company shall render all necessary assistance thereto.

TRADE MARK LICENSE AGREEMENT

Clause 9

Non-Assignment. The Company acknowledges and agrees that the rights granted to the Company and obtained by the Company as a result of or in connection with this Agreement are license rights only, and nothing contained in this Agreement constitutes or shall be construed to be an assignment of any or all of Licensor’s rights in the Trademark.

IN WITNESS WHEREOF, Positron and the Company have caused this Agreement to be duly executed on their behalf in the manner legally binding upon them.

POSITRON CORPORATION	NEUSOFT POSITRON MEDICAL SYSTEMS CO., LTD.

Authorized Signature	Legal Representative
Name:	Name:
Title:	Title:

TRADE MARK LICENSE AGREEMENT

ANNEX A

to the Trade Mark Licence Agreement made as of this 30th day of July, 2005 between POSITRON CORPORATION and NEUSOFT POSITRON MEDICAL SYSTEMS CO., LTD.;

By "Trade Marks" will be understood under said Trade Mark Licence Agreement the following trade marks, registered in the name of POSITRON CORPORATION:

Trade Mark	Registration No.	Status

POSITRON CORPORATION	NEUSOFT POSITRON MEDICAL SYSTEMS CO., LTD.

Authorized Signature	Legal Representative
Name:	Name:
Title:	Title: